                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Micrion Corporation
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                               MICRION CORPORATION
                               ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                                                                November 9, 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Micrion Corporation (the "Company"), which will be held on Thursday, December 10, 1998 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

         The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

         Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and return promptly the proxy card. You may revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

         We look forward to seeing you.



                                 Sincerely,


                                 /s/ Nicholas P. Economou

                                 NICHOLAS P. ECONOMOU
                                 Chairman, President and Chief Executive Officer

                               MICRION CORPORATION
                               ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 1998

         The Annual Meeting of Stockholders of Micrion Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts, on Thursday, December 10, 1998 at 10:00 A.M., for the following purposes:

              1. To elect the Board of Directors of the Company;

              2. To ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1999; and

              3. To transact such other business as may properly come before the meeting, and any or all adjournments thereof.

         Stockholders of record at the close of business on October 28, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.



                                    By Order of the Board of Directors


                                    /s/ Roslyn G. Daum

                                    ROSLYN G. DAUM
                                    Clerk

Dated:  November 9, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                               MICRION CORPORATION
                               ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished to the holders of common stock of Micrion Corporation (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on December 10, 1998 and at any adjournments of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

         The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is November 9, 1998. The Company's Annual Report to Stockholders for the year ended June 30, 1998 is being mailed together with this Proxy Statement.

         Only holders of common stock of record on the stock transfer books of the Company at the close of business on October 28, 1998 (the "record date") will be entitled to vote at the meeting. There were 4,074,397 shares of common stock outstanding and entitled to vote on the record date.

         Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, if a quorum is present, is required for the election of directors. If a quorum is present, approval of each other matter which is before the meeting will require the affirmative vote of the holders of a majority of votes cast with respect to such matter.

         For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and therefore will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of October 1, 1998 by (a) each director and nominee for director of the Company, (b) each of the executive officers named in the Summary Compensation Table below and (c) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners. To the Company's knowledge, no person beneficially owned 5% or more of the Company's Common Stock as of October 1, 1998.

                                                                       COMMON STOCK            PERCENT OF
NAME                                                                BENEFICIALLY OWNED      OUTSTANDING SHARES
  --                                                                ------------------      ------------------
Nicholas P. Economou...............................................     144,115  (1)               3.5
John A. Doherty....................................................      70,789  (2)               1.7
Robert K. McMenamin................................................      49,433  (3)               1.2
Billy W. Ward......................................................      54,079  (4)               1.3
Charles J. Libby...................................................      42,988  (5)               1.1
David M. Hunter....................................................      32,527  (6)               *
Thomas W. Folger...................................................      15,000  (7)               *
Louis P. Valente ..................................................      11,000  (8)               *
Charles M. McKenna.................................................       7,500  (9)               *
All current directors and executive officers as a group
  (10 persons).....................................................     450,905 (10)              10.5


-----------
*      Less than 1%.
(1) Includes options to purchase 60,120 shares which are exercisable within 60 days after October 1, 1998.
(2) Includes options to purchase 19,391 shares which are exercisable within 60 days after October 1, 1998.
(3) Includes options to purchase 17,516 shares which are exercisable within 60 days after October 1, 1998.
(4) Includes options to purchase 43,470 shares which are exercisable within 60 days after October 1, 1998, and 3,717 shares held in trust under the Billy W. Ward Family Trust, as to which shares Mr. Ward shares voting and investment power and disclaims beneficial ownership.
(5) Includes options to purchase 17,516 shares which are exercisable within 60 days after October 1, 1998.
(6) Includes options to purchase 19,404 shares which are exercisable within 60 days after October 1, 1998.
(7) Includes options to purchase 10,000 shares which are exercisable within 60 days after October 1, 1998.
(8) Includes options to purchase 10,000 shares which are exercisable within 60 days after October 1, 1998.
(9) Consists of options to purchase 7,500 shares which are exercisable within 60 days after October 1, 1998.
(10) Includes options to purchase 225,058 shares which are exercisable within 60 days after October 1, 1998 held by executive officers and directors of the Company.

                              ELECTION OF DIRECTOR

                               (ITEM 1 OF NOTICE)

         There are currently five members of the Board of Directors. The By-Laws of the Company provide that the directors are classified, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible, with terms expiring at the 1998, 1999 and 2000 Annual Meetings. At each Annual Meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the Annual Meeting held in the third year following the year of their election. At this Annual Meeting the Board has fixed the number of directors for the ensuing year at five and has nominated David M. Hunter for election in the class, the term of which expires at the Annual Meeting in 2001.

         Mr. Hunter has consented to serve, if elected at the meeting, for the above-described term and until his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect Mr. Hunter unless such authority is withheld by marking the proxy to that effect. Mr. Hunter has agreed to serve, but in the event he becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

         The following information is furnished with respect to the nominee for election as a director and each director whose term will continue following the Annual Meeting.

                                                                        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING
                             NAME AND AGE                                                 LAST FIVE YEARS;
                        AS OF NOVEMBER 9, 1998                                   DIRECTORSHIPS OF PUBLIC COMPANIES
                        ----------------------                                   ---------------------------------

                                NOMINEE FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2001

David M. Hunter, 54................................................... Mr. Hunter has been Vice President, Finance and
                                                                       Administration, since January 1993. Mr. Hunter joined
                                                                       the Company in 1984 as Treasurer. Mr. Hunter received
                                                                       a B.S. in accounting from Boston College in 1966 and
                                                                       an M.B.A. from Columbia University in 1968.

                                     DIRECTORS WHOSE TERM OF THREE YEARS EXPIRES IN 2000

Thomas W. Folger, 71.................................................. Mr. Folger, a Director of the Company since 1985, has been a General Partner of the sole General Partner of
                                                                       DeMuth, Folger & Wetherill, a venture capital firm,
                                                                       since its formation in 1994, and a General Partner of the
                                                                       sole General Partner of DeMuth, Folger & Terhune, a
                                                                       venture capital firm, since its formation in 1983. Prior
                                                                       to 1983, Mr. Folger was Vice President and a member
                                                                       of the Board of Directors of Kidder, Peabody & Co.
                                                                       Incorporated.  Mr. Folger is a director of IEC
                                                                       Electronics Corp., a publicly traded company and a
                                                                       provider of contract manufacturing services for
                                                                       electronics companies.

Louis P. Valente, 68.................................................. Mr. Valente, a Director of the Company since 1989, became a director of Palomar Medical Technologies,
                                                                       Inc., a publicly held company, on February 1, 1997, and
                                                                       on May 15, 1997, he was elected President and Chief
                                                                       Executive Officer of Palomar. Palomar designs,
                                                                       manufactures and sells cosmetic lasers and operates
                                                                       centers for cosmetic treatments. He was a Senior Vice
                                                                       President of Acquisitions, Mergers and Investments of
                                                                       EG&G, Inc., a diversified high technology company,
                                                                       from 1991 until his retirement in 1995, and was Vice
                                                                       President of Corporate Development from 1984 through
                                                                       1991. Mr. Valente, a certified public accountant, is also
                                                                       a director of several privately held companies.

                                      DIRECTORS WHOSE TERM OF TWO YEARS EXPIRES IN 1999

Nicholas P. Economou, 50.............................................. Dr. Economou has been President and a Director of the
                                                                       Company since February 1990, Chief Executive Officer
                                                                       since August 1993 and Chairman of the Board since
                                                                       November 1997. Dr. Economou joined the Company in
                                                                       1984 as the Director of Engineering and was
                                                                       subsequently promoted to Vice President, Engineering,
                                                                       prior to becoming President. Dr. Economou has been a
                                                                       director of Palomar Medical Technologies, Inc. since
                                                                       November 13, 1997. Palomar designs, manufactures and
                                                                       sells cosmetic lasers and operates centers for cosmetic
                                                                       treatments.

Charles M. McKenna, 53................................................ Mr. McKenna, a Director of the Company since 1995, has been Vice President of Varian Semiconductor
                                                                       Equipment and General Manager of Varian's Ion Implant
                                                                       Systems, a semiconductor equipment manufacturer, since
                                                                       1989. He has previously held technical positions with
                                                                       Varian Corporation, IBM and Hughes Research
                                                                       Laboratories.



                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

         The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

         The Audit Committee, which periodically meets with management and the Company's independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures and the adequacy of internal controls. The directors currently serving on the Audit Committee are Messrs. Valente, Folger and McKenna. The Audit Committee met once during fiscal 1998.

         The Compensation Committee establishes salaries for officers and incentives and other forms of compensation for officers and other key employees; administers the various incentive compensation and benefit plans; and recommends policies relating to such plans. The directors currently serving on the Compensation Committee are Messrs. Folger and McKenna. The Compensation Committee met twice during fiscal 1998.

         During fiscal 1998, the Board of Directors of the Company held eight meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                              DIRECTOR COMPENSATION

         The Company's directors receive compensation in the amount of $1,500 for each regularly scheduled, quarterly meeting of the Board of Directors attended and an annual retainer of $4,000 and may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1994 Non-Employee Director Stock Option Plan, each non-employee director serving as such on the date of the annual meeting of the Board of Directors held closest to the fourth, eighth and any subsequent four-year anniversary of the date of such director's election to the Board of Directors is entitled to receive on such date an option to purchase 10,000 shares of Common Stock (subject to vesting over sixteen quarterly periods), exercisable at a price per share equal to fair market value on the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 10,000 shares of Common Stock.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1998 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

         To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1998, the Committee members were Thomas W. Folger, Charles M. McKenna and, until his resignation from the Committee on November 13, 1997, Louis P. Valente.

Compensation Philosophy

         The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encouraging executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

         In establishing total compensation packages for the Company's executive officers, the Committee takes into account the compensation packages offered to executives of other semiconductor capital equipment companies of similar stature. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. The Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

Salary

         Base salaries are reviewed annually. It is the Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company. Executive officer base salaries are set at the beginning of each calendar year. Given the Company's financial performance and the current difficult economic and business climate, the Committee decided to keep executive officer's base salaries unchanged in fiscal 1998.

Bonus

         Executive bonuses are determined in accordance with achievement of the Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. Among others, operating profit, sales growth, bookings and asset management are taken into account.

Stock Options

         As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Committee has granted vest over a four year period from the date of grant at the rate of 6.25% per fiscal quarter, commencing at the end of the quarter in which they were granted. Option exercise prices are set at 100% of the fair market value of the stock at the date of the grant and expire after ten years. The Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1998 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

Stock Option Repricing

         During fiscal 1998, certain stock options granted to executive officers and others on August 8, 1997 at an exercise price of $18.75 per share were canceled and reissued on March 23, 1998 at a new exercise price of $10.88. The vesting terms of the reissued options were reset to begin vesting in sixteen quarterly installments from March 23, 1998. The Committee took this action in relation to the decision not to increase base salaries for executive officers in fiscal 1998. The Committee considers equity ownership interests to be an important component of the compensation of executive officers as a way to reward performance and to provide appropriate incentives for long term growth and profitability.

         The following table is provided regarding repricing of options in fiscal 1998 for the Company's executive officers:

                                                     TEN YEAR OPTION REPRICING
                                                     -------------------------

                                                  NUMBER OF                                                    LENGTH OF ORIGINAL
                                                  ---------                                                    ------------------
                                                 SECURITIES          MARKET PRICE OF                               OPTION TERM
                                                 ----------          ---------------                               -----------
                                             UNDERLYING OPTIONS     STOCK AT TIME OF                            REMAINING AT DATE
                                             ------------------     ----------------                            -----------------
         NAME            DATE OF REPRICING        REPRICED              REPRICING        NEW EXERCISE PRICE       OF REPRICING
         ----            -----------------        --------              ---------        ------------------       ------------
Nicholas P. Economou         03/23/98              30,000                $10.88                $10.88               9.3 years
John A. Doherty              03/23/98              10,000                $10.88                $10.88               9.3 years
Robert K. McMenamin          03/23/98              10,000                $10.88                $10.88               9.3 years
Billy W. Ward                03/23/98               5,000                $10.88                $10.88               9.3 years
Charles J. Libby             03/23/98              10,000                $10.88                $10.88               9.3 years
David M. Hunter              03/23/98              10,000                $10.88                $10.88               9.3 years
Frank Frontiero              03/23/98              10,000                $10.88                $10.88               9.3 years

Section 162(m)

         Section 162(m) of the Internal Revenue Code which became effective January 1, 1994, generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning
Section 162(m) on a year-by-year basis.

                                             Compensation Committee

                                             Thomas W. Folger
                                             Charles M. McKenna

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following performance graph assumes an investment of $100 on May 11, 1994 (the date the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (Nasdaq Stock Market (U.S.)) and an industry index (H&Q Technology). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.

                                     [GRAPH]

--------------------------------------------------------------------------------
                           5/11/94  6/30/94  6/30/95  6/3096   6/30/97  6/30/98
--------------------------------------------------------------------------------

Micrion Corporation          $100     $114     $245     $264     $309     $184

Nasdaq Stock Market-US        100       99      132      169      206      272

H & Q Technology              100       97      172      201      263      333

--------------------------------------------------------------------------------


         THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                         EXECUTIVE OFFICER COMPENSATION

         The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1998, 1997 and 1996 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                ------------
                                                                                COMPENSATION
                                                                                ------------
                                                ANNUAL COMPENSATION                AWARDS
                                     -----------------------------------------  ------------
                                                                  OTHER ANNUAL   SECURITIES       ALL OTHER
       NAME AND             FISCAL                    BONUS(S)    COMPENSATION   UNDERLYING      COMPENSATION
  PRINCIPAL POSITION         YEAR    SALARY ($)         ($)          ($)(1)      OPTIONS (#)          ($)
  ------------------        ------   ----------       --------    ------------  -------------    ------------

Nicholas P. Economou -       1998     $200,761              --       $10,800       30,000          $ 5,764(2)
Chairman, President and      1997      183,268         $25,000        10,800       20,000            6,590
Chief  Executive Officer     1996      159,716          50,000        10,800       35,000            3,432

John A. Doherty -            1998      176,379(3)           --        10,800       10,000            3,983(4)
Senior Vice President,       1997      155,785(5)           --        10,800        6,667            3,865
Marketing                    1996      146,076(6)       10,000        11,145        7,500           16,086


Robert K. McMenamin -        1998      159,238(7)           --        10,800       10,000            3,636(8)
Vice President, Sales        1997      188,394(9)           --        10,800        6,666            3,515
                             1996      144,239(10)       7,000        10,800        5,000            1,948

Billy W. Ward -              1998      150,587              --            --        5,000            5,453(11)
Senior Vice President,       1997      150,587          10,000            --           --            5,540
Chief Engineer               1996      126,547          18,000            --       50,000           19,790

Charles J. Libby -           1998      125,468              --            --       10,000            4,544(12)
Vice President,              1997      118,001          10,000            --        6,667            4,320
Engineering                  1996      107,432          20,000            --        5,000            2,259


---------
(1)    Includes annual personal car allowance in the amount of $10,800.
(2) Consists of (i) insurance premiums with respect to term life insurance in the amount of $1,092 and (ii) Company contributions to 401(k) account in the amount of $4,672.
(3)    Includes sales commissions in the amount of $65,966.
(4) Consists of (i) insurance premiums with respect to term life insurance in the amount of $686, (ii) Company contributions to 401(k) account in the amount of $3,297.
(5)    Includes sales commission in the amount of $49,802.
(6)    Includes sales commissions in the amount of $45,943.
(7)    Includes sales commissions in the amount of $58,847.
(8) Consists of (i) insurance premiums with respect to term life insurance in the amount of $624 and (ii) Company contributions to 401(k) account in the amount of $3,012.
(9)    Includes sales commissions in the amount of $92,038.
(10)   Includes sales commissions in the amount of $53,166.
(11) Consists of (i) insurance premiums with respect to term life insurance in the amount of $936 and (ii) Company contributions of 401(k) account in the amount of $4,517.
(12) Consists of (i) insurance premiums with respect to term life insurance in the amount of $780 and (ii) Company contributions to 401(k) account in the amount of $3,764.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

         The following table shows all stock option grants to the Named Executive Officers during fiscal 1998.

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF SHARES   PERCENT OF TOTAL OPTIONS                                    ASSUMED ANNUAL RATE OF
                           UNDERLYING OPTIONS    GRANTED TO EMPLOYEES    EXERCISE PRICE  EXPIRATION     STOCK PRICE APPRECIATION FOR
          NAME               GRANTED (#)(1)        IN FISCAL YEAR          PER SHARE       DATE              OPTION TERM (2)
          ----               --------------        --------------          ---------     ----------          ---------------
                                                                                                             5%           10%
                                                                                                          --------      --------
Nicholas P. Economou.....       30,000(3)               13.6%                $10.88        3/23/08        $205,271      $520,198
John A. Doherty..........       10,000(3)                4.6%                 10.88        3/23/08          68,424       173,399
Robert K. McMenamin......       10,000(3)                4.6%                 10.88        3/23/08          68,424       173,399
Billy W. Ward............        5,000(3)                2.3%                 10.88        3/23/08          34,212        86,700
Charles J. Libby.........       10,000(3)                4.6%                 10.88        3/23/08          68,424       173,399


----------------------
(1) The options listed below were issued following the cancellation of options granted on August 8, 1997 at an exercise price of $18.75 per share. See "Compensation Committee Report--Stock Option Repricing."
(2) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.
(3) These options vest in sixteen (16) equal quarterly installments, commencing on March 23, 1998, the date of grant, subject to continuing employment.

                          FISCAL YEAR-END OPTION VALUES

     During fiscal 1998, none of the Named Executive Officers exercised stock options issued by the Company. The following table sets forth information regarding the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on July 1, 1998.

                                    NUMBER OF SHARES UNDERLYING           VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS(#)           IN-THE-MONEY OPTIONS($)
                                       ----------------------           -----------------------
NAME                                VESTED             UNVESTED        VESTED           UNVESTED
----                                ------             --------        ------           --------
Nicholas P. Economou.............   51,995              48,125         $2,500            $2,500
John A. Doherty..................   16,787              14,896            833               833
Robert K. McMenamin..............   15,068              14,114            833               834
Billy W. Ward....................   38,938              23,594             --                --
Charles J. Libby.................   15,068              14,115            833               833

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                               (ITEM 2 OF NOTICE)

     On the recommendation of the Audit Committee, the Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending June 30, 1999. This firm has audited the accounts and records of the Company since 1985. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

     The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act, requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believed that, during fiscal 1998, all such filing requirements were complied with.

                     STOCKHOLDER PROPOSALS FOR 1999 MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be presented on or before July 13, 1999 for inclusion in the proxy materials relating to that meeting and on or before September 26, 1999 for matters to be considered timely such that, pursuant to Rule 14a-8 under the 1934 Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                  OTHER MATTERS

     The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

     The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                             By order of the Board of Directors

                                             /s/ Roslyn G. Daum
                                             ------------------------------
                                             Roslyn G. Daum
                                             Clerk

November 9, 1998

             The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              MICRION CORPORATION

                      1998 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MICRION CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 9, 1998, and hereby appoints Nicholas F. Economou and David M. Hunter, and both of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of MICRION CORPORATION to be held on Thursday, December 10, 1998 at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.


---------------                                                  ---------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
---------------                                                  ---------------

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.




     1. ELECTION OF DIRECTOR (to serve for the term set forth in the Proxy Statement):

         NOMINEE:  David M. Hunter

                    FOR             WITHHELD
                    / /               / /

                                              FOR        AGAINST       ABSTAIN
     2.  PROPOSAL TO RATIFY THE               / /          / /           / /
         APPOINTMENT OF KPMG PEAT
         MARWICK LLP AS THE
         INDEPENDENT AUDITORS OF
         THE COMPANY FOR THE 1999
         FISCAL YEAR:

     3. and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           / /


     (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
     If shares are held by joint tenants or as community property, both should sign.)